Exhibit 12.1
Ratio of Earnings to Fixed Charges
----------------------------------



                                                        2003            2002         2001         2000         1999
                                                       $'000           $'000        $'000        $'000        $'000
Net income before taxes, minority interest,
discontinued operations and cumulative effect
of change in accounting principle                     37,745          31,341        17,304       15,922       8,833
Interest expense                                       7,501           1,414         1,405         -            -
                                            ------------------------------------------------------------------------
                                                      45,246          32,755        18,709       15,922       8,833
Interest credited to interest sensitive
contract liabilities                                  89,180          48,140        17,578       17,390       5,549
                                            ------------------------------------------------------------------------
Adjusted net income                                  134,426          80,895        36,287       33,312      14,382
                                            ========================================================================
Fixed Charges
  Interest expense                                     7,501           1,414         1,405         -            -
Interest credited to interest sensitive
contract liabilities                                  89,180          48,140        17,578       17,390       5,549
                                            ------------------------------------------------------------------------
Total fixed charges                                   96,681          49,554        18,983       17,390       5,549
                                            ========================================================================


Ratio of earnings to fixed charges (1)                  1.4             1.6           1.9         1.9         2.6
Ratio of earnings to fixed charges excluding
interest credited on interest sensitive
contract liabilities (2)                                6.0            23.2         13.3N/A            N/A


(1) For purposes of determining this ratio, earnings consists of net income before income taxes, minority interest, discontinued operations and cumulative effect of changes in accounting principle. Fixed charges consist of interest and debt expense on long term debt and borrowings and interest on interest sensitive contract liabilities.
(2) This ratio is calculated in the same way as the ratio of earnings to fixed charges, except that fixed charges do not include interest on interest sensitive contract liabilities. This ratio is not required but is provided as additional information. It provides additional information on the coverage of fixed charges that are not related to our products and is commonly used by individuals who analyze our financial statements.



Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends
-------------------------------------------------------------------------



                                                        2003             2002        2001         2000         1999
                                                       $'000            $'000       $'000        $'000        $'000
Net income before taxes, minority interest,
discontinued operations and cumulative effect
of change in accounting principle                     37,745            31,341     17,304       15,922        8,833
Interest expense                                       7,557             1,414      1,405         -             -
                                            ------------------------------------------------------------------------
                                                      45,302            32,755     18,709       15,922        8,833
Interest credited to interest sensitive
contract liabilities                                  89,180            48,140     17,578       17,390        5,549

                                            ------------------------------------------------------------------------
Adjusted net income                                  134,482            80,895     36,287       33,312       14,382
                                            ========================================================================
Fixed Charges
  Interest expense                                    7,557              1,414      1,405          -             -
Interest credited to interest sensitive
contract liabilities                                 89,180             48,140     17,578       17,390       5,549

                                            ------------------------------------------------------------------------
Total fixed charges                                  96,737             49,554     18,983       17,390       5,549
                                            ========================================================================


Ratio of earnings to fixed charges (1)                 1.4                 1.6        1.9          1.9        2.6
Ratio of earnings to fixed charges excluding
interest credited on interest sensitive
contract liabilities (2)                               6.0                23.2       13.3N/A         N/A


(1) For purposes of determining this ratio, earnings consists of net income before income taxes, minority interest, discontinued operations and cumulative effect of changes in accounting principle. Combined fixed charges consist of interest and debt expense on long term debt, borrowings and interest on interest sensitive contract liabilities and dividends on preferred shares.
(2) This ratio is calculated in the same way as the ratio of earnings to combined fixed charges, except that fixed charges do not include interest on interest sensitive contract liabilities. This ratio is not required but is provided as additional information. It provides additional information on the coverage of fixed charges that are not related to our products and is commonly used by individuals who analyze our financial statements.